Calculation of Filing Fee Tables
N-2
Main Street Capital CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Subscription Rights	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold hereunder by Main Street Capital Corporation at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued upon conversion or exercise of, or in exchange for, other securities registered hereunder, to the extent any such securities are, by their terms, convertible, exercisable or exchangeable for common stock. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.

[2]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold hereunder by Main Street Capital Corporation at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued upon conversion or exercise of, or in exchange for, other securities registered hereunder, to the extent any such securities are, by their terms, convertible, exercisable or exchangeable for common stock. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.

[3]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold hereunder by Main Street Capital Corporation at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued upon conversion or exercise of, or in exchange for, other securities registered hereunder, to the extent any such securities are, by their terms, convertible, exercisable or exchangeable for common stock. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis. (3) Debt securities may be issued at an original issue discount.

[4]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold hereunder by Main Street Capital Corporation at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued upon conversion or exercise of, or in exchange for, other securities registered hereunder, to the extent any such securities are, by their terms, convertible, exercisable or exchangeable for common stock. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.